As filed with the Securities and Exchange Commission on November 25, 1997
                                                      Registration No. 333-35419

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                         Post-Effective Amendment No. 1

                                       To

                                    Form S-3

                             REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933

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                          MEDIC COMPUTER SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

North Carolina                                                        56-1306083
(State or other jurisdiction                                    (I.R.S. Employer
of incorporation or organization)                            Identification No.)

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                              8601 Six Forks Road
                         Raleigh, North Carolina 27615
                                 (919) 847-8102
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                        -------------------------------

                               JOHN P. MCCONNELL
                     President and Chief Executive Officer
                          Medic Computer Systems, Inc.
                              8601 Six Forks Road
                         Raleigh, North Carolina 27615
                                 (919) 847-8102
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                                   Copies to:
                              J. CHRISTOPHER LYNCH
                       Wyrick Robbins Yates & Ponton LLP
                        4101 Lake Boone Trail, Suite 300
                         Raleigh, North Carolina 27607
                                 (919) 781-4000

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                                EXPLANATORY NOTE

        The Registrant has filed this Post-Effective Amendment to this Registration Statement solely for the purposes of removing from registration 301,142 shares of Common Stock which remained unsold at the termination of the Offering (the "Shares"). The Shares are being acquired by Misys plc pursuant to that certain Agreement and Plan of Merger, dated September 4, 1997.

        The Registrant hereby withdraws the Shares from registration, and the Registration Statement is hereby amended, as appropriate, to reflect such withdrawal.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, MEDIC COMPUTER SYSTEMS, INC., a corporation organized and existing under the laws of the State of North Carolina, has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3, Registration No. 333-35419, to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Raleigh, State of North Carolina, on the 25th day of November 1997.

                                       MEDIC COMPUTER SYSTEMS, INC.


                                       By: /s/ JOHN P. MCCONNELL
                                           John P. McConnell
                                           President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                     Title                 Date
---------                     -----                 ----

/s/ JOHN P. MCCONNELL       Director             November 25, 1997
-----------------------
John P. McConnell


/s/ JOHN L. CORSE*          Director             November 25, 1997
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John L. Corse


/s/ THOMAS C. NELSON*       Director             November 25, 1997
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Thomas C. Nelson


/s/ PATRICK V. HAMPSON*     Director             November 25, 1997
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Patrick V. Hampson


/s/ ALAN W. WINCHESTER*     Director             November 25, 1997
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Alan W. Winchester

*By: /s/ JOHN P. MCCONNELL
     John P. McConnell
     Attorney-in-Fact


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